UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1934

  Cox Communications, Inc.                            Cox Trust II
  ------------------------                            ------------
  (Exact name of Registration                  (Exact name of Registration
  as specified in charter)                    as specified in trust agreement)

        Delaware                                       Delaware
        --------                                       ---------
  (State of Incorporation)              (State of incorporation or organization)

        58-2112251                                     58-6395888
        ----------                                     ----------
(IRS Employer Identification No.)           (IRS Employer Identification No.)

1400 Lake Hearn Drive, Atlanta, Georgia                30319
---------------------------------------                -----
(Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to                      Name of each exchange on which
       be so registered                          each class is to be registered

Growth PRIDES of Cox Communications, Inc.
(each consisting of a (i) purchase contact
and (ii)a zero coupon U.S. Treasury Security      New York Stock Exchange
---------------------------------------------     -----------------------

Income PRIDES of Cox Communications, Inc.
(each consisting of a (i) purchase contact
and (ii)a Capital Security                        New York Stock Exchange
---------------------------------------------     -----------------------

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
333-82575 and 333-82575-02 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None.

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED


     The classes of securities to be registered hereby are Growth PRIDES of Cox Communications, Inc., a Delaware Corporation (each consisting of a (i) purchase contract and (ii) a zero coupon U.S. Treasury Security) and Income PRIDES of Cox Communications, Inc. (each consisting of a (i) purchase contract and (ii) a Capital Security of Cox Trust II).


     For a description of the Growth PRIDES and the Income PRIDES of Cox Communications, Inc., reference is made to the Registration Statement on Form S-3 of Cox Communications, Inc. and Cox Trust II (Registration Nos. 333-82575 and 333-82575-02) filed with the Securities and Exchange Commission on July 9, 1999, Amendment No. 1 thereto, filed on July 28, 1999 and Amendment No. 2 thereto, filed on July 30, 1999 (the "Registration Statement"), and the forms of prospectus supplement for the Growth PRIDES and the Income PRIDES included therein, which description is incorporated herein by reference. Definitive copies of the prospectus supplement describing the FELINE PRIDES units will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.


ITEM 2.  EXHIBITS

4.1 Form of Supplemental Indenture of Cox Communications, Inc. relating to the Debt Securities (incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3, file no. 333-82575).

4.2      Form of Certificate of Debentures (included in Exhibit 4.1).

4.3 Certificate of Trust of Cox Trust II (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3, file no. 333-82575-02).

4.4 Form of Amended and Restated Declaration of Trust of Cox Trust II (incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-3, file no. 333-82575-02).

4.5 Form of Capital Security Certificate of Cox Trust II (included as an exhibit to Exhibit 4.4).

4.6 Form of Capital Securities Guarantee Agreement for Cox Trust II (incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-3, file no. 333-82575-02).

4.7 Form of Purchase Contract Agreement between Cox Communications, Inc. and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.13 to the Registration Statement on Form S-3, file no. 333-82575-02).

4.8 Form of Pledge Agreement between Cox Communications, Inc., The First National Bank of Chicago, as Purchase Contract Agent and The Bank of New York, as Collateral Agent (incorporated herein by reference to Exhibit 4.15 to the Registration Statement on Form S-3, file no. 333-82575-02)

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             COX COMMUNICATIONS, INC.


Date: August 6, 1999                         By: /s/ Dallas S. Clement
                                                 ----------------------
                                                 Dallas S. Clement
                                                 Vice President and Treasurer



                                             COX TRUST II


Date: August 6, 1999                         By: /s/ Dallas S. Clement
                                                 ----------------------
                                                 Dallas S. Clement
                                                 Administrative Trustee